Microsoft Word 10.0.2627;SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       ----------------------------------


         Date of Report (Date of earliest event reported): July 24, 2003


                                AEARO CORPORATION
               (Exact name of Registrant as specified in charter)

          Delaware                 0-26942                      13-3840450
(State or other jurisdiction (Commission file number)        (IRS employer
       of incorporation)                                  identification no.)

               5457 West 79th Street, Indianapolis, Indiana 46268
               (Address of principal executive offices) (Zip Code)

                                 (317) 692-6666
              (Registrant's telephone number, including area code)

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Item 7.  Financial Statements and Exhibits

(c)  Exhibit

99.1 Press release dated July 24, 2003 of Aearo Corporation announcing its results of operations for the 3rd quarter ending June 30, 2003

Item 9. Regulation FD Disclosure.

Information furnished under Item 9. On July 24, 2003, Aearo Corporation announced an agreement to redeem all of the common and preferred shares, including accrued dividends, held by Cabot Corporation, for approximately $33.5 Million. The disclosure concerning the redemption is included in a press release attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Information furnished under Item 12 - Results of Operations and Financial Condition.

On July 24, 2003, Aearo Corporation announced its results of operations for the quarter ended June 30, 2003. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference. The information concerning the results of operations included in the attached exhibit and contained in Item 9 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

The information included in this Item 9, whether furnished under Item 9 or Item 12, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated herein by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing, unless expressly incorporated herein by specific reference to such filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 24, 2003            AEARO CORPORATION

                               By: /s/Jeffrey S. Kulka
                                   --------------------
                                   Jeffrey S. Kulka
                                   Vice President, Chief Financial Officer,
                                   and Treasurer